Exhibit 10.1

            FIRST AMENDMENT, dated as of February 22, 2007 (this “Amendment”), to the 364-Day Revolving Credit Agreement, dated as of April 6, 2006 (as previously amended by the letter agreement dated July 21, 2006 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHH CORPORATION, a Maryland corporation (the “Borrower”), the several lenders from time to time parties thereto (collectively, the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended as set forth herein; and

WHEREAS, the Lenders are willing to agree to such amendments on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1.  Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein (and in the recitals hereto) as defined terms are so used as so defined.

2.  Amendments to the Table of Contents. The Table of Contents of the Credit Agreement is hereby amended by adding references to the following new Exhibits F and G (attached as Annexes 1 and 2 hereto, respectively):

F Form of New Lender Supplement
G  Form of Commitment Increase Supplement

3.  Amendment to Section 1 (Definitions). Section 1 of the Credit Agreement is hereby amended as follows:

(i) by deleting the following defined terms in their entirety:

“Commitment Utilization Percentage”;

“Excess Utilization Day”

“Utilization Fee”; and

“Utilization Fee Percentage”;

(ii) by deleting the words “, the Utilization Fee” appearing subsequent to the words “the Facility Fee” and prior to the words “and all other monetary” on the third line of the definition of the term “Obligations”; and

(iii) by deleting the following defined term in its entirety and substituting in lieu thereof the following new definition:

“Termination Date” shall mean December 15, 2007.

4.  Amendment to Section 2.8 (Fees). Section 2.8 of the Credit Agreement is hereby amended by deleting the text of paragraph (b) therein and replacing it with the word “[reserved]”.

5.  Amendments to Section 2.13 (Termination and Reduction of Commitments). Section 2.13 of the Credit Agreement is hereby amended as follows:

(a) by adding to the title, after “Termination of and Reduction of Commitments”, the following clause:

“; Increase of Commitments”;

(b) by deleting from the second sentence of paragraph (d) therein (i) the “,” between the words “Total Commitment” and words “the Facility Fees” and (ii) the words “and the Utilization Fees” subsequent to the words “the Facility Fees” and prior to the words “on the amount”; and

(c) by inserting the following new paragraphs (e), (f), (g) and (h):

(e) In the event that the Borrower wishes to increase the Total Commitment at any time when no Default or Event of Default has occurred and is continuing, it shall notify the Administrative Agent in writing of the amount (the “Offered Increase Amount”) of such proposed increase (such notice, a “Commitment Increase Notice”), and the Administrative Agent shall notify each Lender of such proposed increase and provide such additional information regarding such proposed increase as any Lender may reasonably request. The Borrower may, at its election and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), (i) offer one or more of the Lenders the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to paragraph (g) below and/or (ii) offer one or more additional banks, financial institutions or other entities the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to paragraph (f) below. Each Commitment Increase Notice shall specify which entities the Borrower desires to participate in such Commitment increase. The Borrower or, if requested by the Borrower, the Administrative Agent, will notify such Lenders and/or banks, financial institutions or other entities of such offer.

(f) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Commitments and which elects to become a party to this Agreement and provide a Commitment in an amount so offered and accepted by it pursuant to Section 2.13(e)(ii) shall execute a New Lender Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit F, whereupon such bank, financial institution or other entity (herein called a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.1A shall be deemed to be amended to add the name and Commitment of such New Lender, provided that the Commitment of any such new Lender shall be in an amount not less than $5,000,000.

(g) Any Lender which accepts an offer to it by the Borrower to increase its Commitment pursuant to Section 2.13(e)(i) shall, in each case, execute a Commitment Increase Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit G, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 1.1A shall be deemed to be amended to so increase the Commitment of such Lender.

(h) Notwithstanding anything to the contrary in this Section 2.13, (i) in no event shall any transaction effected pursuant to this Section 2.13 cause the Total Commitment to exceed $500,000,000 and (ii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

6.  Amendment to Section 2.16 (Reserve Requirements; Change in Circumstances). Section 2.16 of the Credit Agreement is hereby amended by deleting the words “, Utilization Fee” subsequent to the words “Facility Fees” and prior to the words “and all other” on the third to last line of paragraph (f) thereof.

7.  Amendment to Section 2.23 (Certain Pricing Adjustments). Section 2.23 of the Credit Agreement is hereby amended by deleting the existing text contained therein in its entirety and inserting in lieu thereof the following new text :

“The Facility Fee, the applicable LIBOR Spread and the applicable FFR Spread in effect  from time to time shall be determined in accordance with the following table:

Level	“S&P/Moody’s Rating Equivalent of the Borrower’s senior unsecured long-term debt	Facility Fee (in Basis Points)	Applicable LIBOR Spread (in Basis Points)	Applicable FFR Spread (in Basis Points)

Level I	BBB/Baa3 orBBB-/Baa2 or better	12.0	75.5	75.5
Level II	BBB-/Baa3	17.5	82.5	82.5
Level III	BBB-/Ba1 or BB+/Baa3	20.0	105.0	105.0
Level IV	BB+/Ba1 or worse	22.5	127.5	127.5

With respect to Level I or Level II in the table above, in the event the S&P and Moody’s ratings on the Borrower’s senior non-credit enhanced unsecured long-term debt are not equivalent to each other, the higher rating of S&P and Moody’s will determine the Facility Fee, the applicable LIBOR Spread and the applicable FFR Spread, unless the ratings are more than one level apart, in which case the rating one level below the higher rating of S&P or Moody’s will be determinative. In the event that (a) the Borrower’s senior non-credit enhanced unsecured long-term debt is not rated by both of S&P or Moody’s (for any reason, including if S&P or Moody’s shall cease to be in the business of rating corporate debt obligations) or (b) if the rating system of either of S&P or Moody’s shall change, then an amendment shall be negotiated in good faith (and shall be effective only upon approval by the Borrower and the Majority Lenders) to the references to specific ratings in the table above to reflect such changed rating system or the unavailability of ratings from such rating agency (including an amendment to provide for the substitution of an equivalent or successor ratings agency). In the event that the Borrower’s senior non-credit enhanced unsecured long-term debt is not rated by either of S&P and Moody’s, then the Facility Fee, the applicable LIBOR Spread and the applicable FFR Spread shall be deemed to be calculated as if the lowest rating category set forth above applied until such time as an amendment to the table above shall be agreed to. Any increase in the Facility Fee, the applicable LIBOR Spread or the applicable FFR Spread determined in accordance with the foregoing table shall become effective on the date of announcement or publication by the Borrower or the applicable rating agency of a reduction in such rating or, in the absence of such announcement or publication, on the effective date of such decreased rating, or on the date of any request by the Borrower to the applicable rating agency not to rate its senior non-credit enhanced unsecured long-term debt or on the date any of such rating agencies announces it shall no longer rate the Borrower’s senior non-credit enhanced unsecured long-term debt. Any decrease in the Facility Fee, the applicable LIBOR Spread or the applicable FFR Spread shall be effective on the date of announcement or publication by any of such rating agencies of an increase in rating or in the absence of announcement or publication on the effective date of such increase in rating.”

8.  Amendment to Section 8.2 of the Credit Agreement (Advances and Payments). Section 8.2 of the Credit Agreement is hereby amended by deleting the words “and Utilization Fees” from the clause “first” in paragraph (b) therein.

9.  Amendment to Section 10.9 of the Credit Agreement (Amendments, etc.). Section 10.9 of the Credit Agreement is hereby amended by deleting the words “or the Utilization Fees” from the clause (y) in paragraph (a) therein.

10.  Representations and Warranties. On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 3 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties (i) are the subject of that certain Waiver, dated as of December 21, 2006, to the Credit Agreement or (ii) expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

11.  Partial Termination of Commitments. The outstanding Commitments under the Credit Agreement shall automatically be reduced to $200,000,000 upon the effectiveness of this Amendment.

12.  Effectiveness of Amendment. This Amendment shall become effective as of the date:

(a) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and each Lender; and

(b) the Administrative Agent and each Lender shall have received all fees due and payable by the Borrower on or prior to the effectiveness of this Amendment in connection herewith.

13.  Continuing Effect; No Other Amendments. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect.

14.  Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

15.  Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile or electronic transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

16.  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

PHH CORPORATION

By:  /s/ Mark E. Johnson
Name: Mark E. Johnson
Title: Vice President & Treasurer

JPMORGAN CHASE BANK, N.A.,
 as Administrative Agent and as a Lender

By:  /s/ Richard J. Poworoznek
Name: Richard J. Poworoznek
Title: Vice President

CITICORP USA, INC., as a Lender

By:  /s/ Kevin A. Ege
Name: Kevin A. Ege
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender

By:  /s/ Karin E. Samuel
Name: Karin E. Samuel
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:  /s/ Todd Meller
Name: Todd Meller
Title: Managing Director